Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-216226) and Form S-8 (No. 333-225138 and No. 333-172371) of Leaf Group Ltd. of our report dated March 1, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 4, 2019